TIDAL TRUST II 485BPOS

Exhibit 99(h)(ii)(22)

TWENTY-FIRST AMENDMENT TO THE

FUND SUB-ADMINISTRATION SERVICING AGREEMENT

THIS TWENTY-FIRST AMENDMENT effective as of the last date on the signature block (the “Effective Date”), to the Fund Sub-Administration Servicing Agreement (the “Agreement”) dated as of July 7, 2022, as amended, is entered into by and between TIDAL ETF SERVICES LLC (the “Company” or “Tidal”), with respect to Tidal Trust II, a Delaware statutory trust (the “Trust”), and U.S. BANCORP FUND SERVICES, LLC d/b/a U.S. BANK GLOBAL FUND SERVICES, a Wisconsin limited liability company (“Fund Services”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement to update Exhibit A to:

Add the following funds:

●	YieldMaxTM Ether Option Income Strategy ETF

●	Defiance Large Cap ex-Mag 7 ETF

●	STKD Bitcoin & Gold ETF

WHEREAS, Section 11 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Amended Exhibit A of the Agreement is hereby superseded and replaced in its entirety with Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Twenty-First Amendment to be executed by a duly authorized officer on one or more counterparts as of the date last written below.

TIDAL TRUST II	U.S. BANCORP FUND SERVICES, LLC

By:	By:

Name:	Eric Falkeis	Name:	Jason Hadler

Title:	President	Title:	Sr. Vice President

Date:	Date:

Exhibit A to the

Fund Sub-Administration Servicing Agreement

Fund Names

Separate Series of Tidal Trust II

Name of Series

Blueprint Chesapeake Multi-Asset Trend ETF
Cambria Chesapeake Pure Trend ETF Carbon Collective Climate Solutions U.S. Equity ETF
Carbon Collective Short Duration Green Bond ETF
Cboe® Validus S&P 500® Dynamic PutWrite Index ETF
Clockwise Core Equity & Innovation ETF CNIC ICE U.S. Carbon Neutral Power Futures Index ETF
CoreValues Alpha America’s Digital Growth ETF CoreValues Alpha Greater China Growth ETF

CoreValues Alpha India Growth ETF

Defiance Daily Target 2X Long Ether ETF

Defiance Daily Target 1.5X Short MSTR ETF

Defiance Daily Target 2X Long Carbon ETF

Defiance Daily Target 2X Long Copper ETF

Defiance Daily Target 2X Long Lithium ETF

Defiance Daily Target 2X Long LLY ETF

Defiance Daily Target 1.75X Long MSTR ETF

Defiance Daily Target 2X Long NVO ETF

Defiance Daily Target 2X Long AVGO ETF

Defiance Daily Target 2X Long SMCI ETF

Defiance Daily Target 2X Long Solar ETF

Defiance Daily Target 2X Long Uranium ETF

Defiance Daily Target 2X Short Ether ETF

Defiance Developed Markets Enhanced Options Income ETF

Defiance Emerging Markets Enhanced Options Income ETF
Defiance Gold Enhanced Options Income ETF Defiance Nasdaq 100 Enhanced Options Income ETF
Defiance Nasdaq 100 Income Target ETF
Defiance Oil Enhanced Options Income ETF Defiance R2000 Enhanced Options Income ETF
Defiance R2000 Income Target ETF
Defiance S&P 500 Enhanced Options Income ETF
Defiance S&P 500 Income Target ETF
Defiance Silver Enhanced Options Income ETF Defiance Treasury Alternative Yield ETF
Defiance Treasury Enhanced Options Income ETF Defiance Large Cap ex-Mag 7 ETF DGA Core Plus Absolute Return ETF
Even Herd Long Short ETF
Grizzle Growth ETF
Hilton Small-MidCap Opportunity ETF

iREIT® - MarketVector Quality REIT Index ETF
Nicholas Fixed Income Alternative ETF Nicholas Global Equity and Income ETF Octane All-Cap Value Energy ETF
Peerless Option Income Wheel ETF
Pinnacle Focused Opportunities ETF
Quantify Absolute Income ETF STKD Bitcoin & Gold ETF
Return Stacked® Bonds & Futures Yield ETF
Return Stacked® U.S. Stocks & Futures Yield ETF
Return Stacked® Bonds & Managed Futures ETF
Return Stacked® Global Stocks & Bonds ETF
Return Stacked® U.S. Stocks & Managed Futures ETF
Roundhill Generative AI & Technology ETF
Tactical Advantage ETF
The Meet Kevin Moderate ETF
The Meet Kevin Pricing Power ETF
The Meet Kevin Select ETF
YieldMax™ AAPL Option Income Strategy ETF
YieldMax™ Short AAPL Option Income Strategy ETF
YieldMax™ ABNB Option Income Strategy ETF
YieldMax™ ADBE Option Income Strategy ETF
YieldMax™ AI Option Income Strategy ETF
YieldMax™ AMD Option Income Strategy ETF
YieldMax™ AMZN Option Income Strategy ETF
YieldMax™ BA Option Income Strategy ETF
YieldMax™ BIIB Option Income Strategy ETF
YieldMaxTM Bitcoin Option Income Strategy ETF
YieldMax™ BRK.B Option Income Strategy ETF
YieldMax™ COIN Option Income Strategy ETF
YieldMax™ Short COIN Option Income Strategy ETF
YieldMax™ DIS Option Income Strategy ETF
YieldMax™ Gold Miners Option Income Strategy ETF
YieldMax™ GOOG Option Income Strategy ETF
YieldMax™ Innovation Option Income Strategy ETF
YieldMax™ Short Innovation Option Income Strategy ETF
YieldMax™ INTC Option Income Strategy ETF
YieldMax™ JPM Option Income Strategy ETF
YieldMax™ KWEB Option Income Strategy ETF
YieldMax™ META Option Income Strategy ETF
YieldMax™ MRNA Option Income Strategy ETF
YieldMax™ MSFT Option Income Strategy ETF
YieldMax™ Short N100 Option Income Strategy ETF
YieldMax™ NFLX Option Income Strategy ETF

YieldMax™ NKE Option Income Strategy ETF
YieldMax™ NVDA Option Income Strategy ETF
YieldMax™ Short NVDA Option Income Strategy ETF
YieldMax™ ORCL Option Income Strategy ETF
YieldMax™ PYPL Option Income Strategy ETF
YieldMax™ ROKU Option Income Strategy ETF
YieldMax™ SNOW Option Income Strategy ETF
YieldMax™ SQ Option Income Strategy ETF
YieldMax™ TGT Option Income Strategy ETF
YieldMax™ TLT Option Income Strategy ETF
YieldMax™ TSLA Option Income Strategy ETF
YieldMax™ Short TSLA Option Income Strategy ETF
YieldMax™ XBI Option Income Strategy ETF
YieldMax™ XOM Option Income Strategy ETF
YieldMax™ ZM Option Income Strategy ETF
YieldMaxTM MSTR Option Income Strategy ETF
YieldMaxTM Ultra Option Income Strategy ETF
YieldMax™ Magnificent 7 Fund of Option Income ETFs
YieldMax™ Universe Fund of Option Income ETFs
YieldMaxTM BABA Option Income Strategy ETF
YieldMaxTM CVNA Option Income Strategy ETF
YieldMaxTM DKNG Option Income Strategy ETF
YieldMaxTM HOOD Option Income Strategy ETF
YieldMaxTM JD Option Income Strategy ETF
YieldMaxTM MARA Option Income Strategy ETF
YieldMaxTM PDD Option Income Strategy ETF
YieldMaxTM PLTR Option Income Strategy ETF
YieldMaxTM RBLX Option Income Strategy ETF
YieldMaxTM SHOP Option Income Strategy ETF
YieldMaxTM SMCI Option Income Strategy ETF
YieldMaxTM TSM Option Income Strategy ETF YieldMaxTM Ether Option Income Strategy ETF

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